UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	July 12, 2005

Palm Harbor Homes, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

0-24268	59-1036634

(Commission File Number)	(IRS Employer Identification No.)

15303 Dallas Parkway, Suite 800, Addison, Texas	75001

(Address of Principal Executive Offices)	(Zip Code)

(972) 991-2422

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Palm Harbor Homes, Inc. (Nasdaq/NM:PHHM) announces that, on July 12, 2005, its 80% owned subsidiary, CountryPlace Mortgage, Ltd., closed CountryPlace Manufactured Housing Contract Trust 2005-1, a securitization, consisting of four classes of Manufactured Housing Contract Trust Pass-Through Certificates, rated AAA by Moody’s and Standard and Poors, in the following classes: $36,300,000 principal amount 4.23% Class A-1, $27,400,000 principal amount 4.42% Class A-2, $27,300,000 principal amount 4.80% Class A-3 and $27,440,000 principal amount 5.20% Class A-4. The certificates were guaranteed by Ambac Assurance Corporation and represent an interest in a trust consisting of approximately $141,000,048 in manufactured housing contracts. The certificates were offered and sold only to “qualified institutional buyers” in reliance on Rule 144A under the Securities Act of 1933, as amended. The proceeds from the securitization will be used to repay borrowings from CountryPlace Mortgage, Ltd.’s finance facility and for general corporate purposes, including originating new contracts.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.	Description

99.1	Press Release dated July 12, 2005.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 15, 2005

PALM HARBOR HOMES, INC.
By:	/s/ Kelly Tacke
Kelly Tacke
Chief Financial and Accounting Officer

INDEX TO EXHIBITS

Exhibit No.	Description
99.1	Press Release issued by Palm Harbor Homes, Inc. on July 12, 2005.